Exhibit 99.(a)(11)

CERTIFICATE

The undersigned hereby certifies that he is the Secretary of Morgan Stanley Variable Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on July 25, 2002, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on July 30, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Dated this 30th day of July, 2002.

	/s/	Barry Fink
Barry Fink
Secretary

AMENDMENT

Dated:	July 30, 2002

To be Effective:	July 30, 2002

TO

MORGAN STANLEY VARIABLE INVESTMENT SERIES

DECLARATION OF TRUST

DATED

FEBRUARY 24, 1983

Amendment dated July 30, 2002 to the Declaration of Trust (the “Declaration”)

of Morgan Stanley Variable Investment Series (the “Trust”)

dated February 24, 1983

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Competitive Edge “Best Ideas” Portfolio of the Trust to the “Global Advantage Portfolio,” such change to be effective on July 30, 2002;

NOW, THEREFORE:

1.  The Declaration is hereby amended so that the Competitive Edge “Best Ideas” Portfolio is hereby designated the “Global Advantage Portfolio.”

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[executed in counterparts]

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 30th day of July, 2002.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Mayer, Brown & Platt	c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees	Harborside Financial Center
1675 Broadway	Plaza Two, Third Floor
New York, NY 10019	Jersey City, New Jersey 07311

/s/ Edwin J. Garn	/s/ Wayne E. Hedien
Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
c/o Summit Ventures LLC	c/o Mayer, Brown & Platt
1 Utah Center	Counsel to the Independent Trustees
201 S. Main Street	1675 Broadway
Salt Lake City, UT 84111	New York, NY 10019

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Dean Witter Trust FSB	c/o Johnson Smick International Inc.
Harborside Financial Center	1133 Connecticut Avenue, NW
Plaza Two, Third Floor	Washington, D.C. 20036
Jersey City, New Jersey 07311

/s/ Michael E. Nugent	/s/ Philip J. Purcell
Michael E. Nugent, as Trustee	Philip J. Purcell, as Trustee
and not individually	and not individually
c/o Triumph Capital, L.P.	1585 Broadway
237 Park Avenue	New York, NY 10036
New York, NY 10017

/s/ John L. Schroeder
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On this 30th day of July, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Rosemarie Costagliola
Notary Public

Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2002